UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 29, 2005

                          MONTGOMERY REALTY GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                      000-30724                88-0377199
--------------------------------     ------------           -------------------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)

          400 Oyster Point Blvd., Suite 415
           South San Francisco, California                  94080
      ----------------------------------------            ----------
      (Address of principal executive offices)            (Zip Code)

                                 (650) 266-8080
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective June 29, 2005, Montgomery Realty Group, Inc. ("Montgomery") entered into a written Purchase and Sale Agreement for the sale of the Front Street Office Building in San Francisco, California, for a total sales price of $4,700,000 to Dinesh Maniar, Montgomery's president and principal shareholder. The property was acquired by Montgomery from Mr. Maniar in July 2003 for a purchase price of $4,485,000. The $4,700,000 purchase price was determined taking into consideration Montgomery's use of cash related to the renovation of the Front Street Office Building in 2003 and 2005 of $134,000 and $64,717, respectively (no cash was used in 2004), and the July 2003 purchase price. The $4,700,000 purchase price is $280,000 greater than the April 2005 "as is" appraisal of $4,420,000, which was prepared for the use of Montgomery's board of directors.

         As part of the sale, Mr. Maniar will assume the $2,800,000 first mortgage loan on the property, which matures on August 26, 2005, and the $900,000 second mortgage loan on the property, which matures on August 1, 2005.

         In 2003, Montgomery paid approximately $134,000 in development fees, permits and other related expenses to obtain the necessary planning department permits for renovation of the building. No renovation costs were incurred in 2004. In February 2005, Montgomery entered into a written contract with an architectural firm in San Francisco, California, to prepare detailed plans and specifications for the building's renovation at a maximum price of $235,000, plus out of pocket expenses. Pursuant to the terms of the Purchase and Sale Agreement, Mr. Maniar as Buyer will assume all obligations under the architectural contract.

         Since Montgomery's acquisition in July 2003, the Front Street Office Building has generated a negative cash flow from operations because all of the office spaces in the building have remained vacant, awaiting the building's renovation, resulting in a decrease in Montgomery's cash position. Montgomery's board of directors determined that Montgomery does not have the expertise or financial strength to proceed with the proposed renovation without resort to outside developers or guarantors.

         Montgomery expects to close the transaction on or before July 31, 2005.

                            ------------------------

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, increases in property occupancy, or similar matters. Forward-looking statements are subject to risks and uncertainties outside Montgomery's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Montgomery's other SEC reports.

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

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit is filed with this report on Form 8-K:


     Exhibit
     Number                     Title of Document                  Location

     Item 10      Material Contracts
----------------- ------------------------------------------------ -------------
      10.21       Purchase and Sale Agreement by and between       This filing.
                  Montgomery Realty Group, Inc. and Dinesh
                  Maniar




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 MONTGOMERY REALTY GROUP, INC.



Date: July 6, 2005                               By  /s/ Dinesh Maniar
                                                    ---------------------------
                                                    Dinesh Maniar
                                                    Chief Executive Officer

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